UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2019, MediciNova, Inc. (the “Company”) entered into an at market issuance sales agreement (the “sales agreement”) with B. Riley FBR, Inc. (“B. Riley FBR”), pursuant to which the Company may issue and sell shares of its common stock from time to time through or to B. Riley FBR as sales agent or principal. The issuance and sale of these shares by the Company under the sales agreement, if any, is subject to the continued effectiveness of the Company’s shelf registration statement on Form S-3 (File No. 333-233201) declared effective by the Securities and Exchange Commission (the “SEC”) on August 22, 2019 and the prospectus supplement, dated August 23, 2019, as filed by the Company with the SEC, for the sale of up to $75,000,000 of shares of the Company’s common stock. The Company makes no assurance as to the continued effectiveness of its shelf registration statement.

Sales of the Company’s common stock through B. Riley FBR, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

Each time the Company wishes to issue and sell common stock under the sales agreement, the Company will provide a placement notice to B. Riley FBR containing the parameters in accordance with which shares are to be sold, including, but not limited to, the number or dollar value of shares to be issued and the dates on which such sales are requested to be made, subject to the terms and conditions of the sales agreement.

Subject to the terms and conditions of the sales agreement, B. Riley FBR will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits the Company may impose pursuant to the terms of the sales agreement). The Company is not obligated to make any sales of common stock under the sales agreement and may terminate the sales agreement at any time upon written notice. The Company will pay B. Riley FBR a commission of up to 3.5% of the gross proceeds from each sale. The Company has provided B. Riley FBR with customary indemnification rights.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the sales agreement into the Company’s above-referenced shelf registration statement on Form S-3.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 1.02	Termination of Material Definitive Agreement.

In connection with entering into the new at the market offering program as described in Item 1.01 above, on August 23, 2019, the Company, MLV & Co. LLC (“MLV”) and B. Riley FBR, Inc. (“B. Riley FBR”) mutually agreed to terminate the equity distribution agreement dated May 22, 2015 by and between the Company, MLV and B. Riley FBR, thereby terminating the Company’s existing at the market offering program and the related public offering of the Company’s common stock made pursuant to the Prospectus Supplement dated May 22, 2015.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

10.1	At Market Issuance Sales Agreement, dated August 23, 2019, by and between MediciNova, Inc. and B. Riley FBR, Inc.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: August 23, 2019	By:	/s/ Carla Reyes
Carla Reyes
Chief Financial Officer